EXHIBIT 21.1

                 Subsidiaries of the Registrant

                    (Global Industries, Ltd.)

          NAME                   INCORPORATION

Global Divers and Contractors, LLC			Louisiana
Global Pipelines PLUS, LLC				Louisiana
Pipelines, Incorporated					Louisiana
Global Movible Offshore, LLC				Louisiana
Pelican Transportation, LLC				Louisiana
The Red Adair Company, LLC				Louisiana
Global Industries Offshore, LLC				Louisiana
Global Offshore International, LTD			Cayman Islands
Global International Vessels, Inc.			Cayman Islands
Norman Offshore Pipelines, LLC				Louisiana
Global Pipelines Plus Nigeria, Ltd.			Nigeria
Global Offshore, Pty. Ltd.				Australia
Global Industries Asia Pacific PTE, Ltd.		Singapore
Global Industries (B)Sdn. Bhd.				Brunei
PT Global Industries Asia-Pacific			Indonesia
Global Asia Pacific Industries, Sdn. Bhd.		Malaysia
Subtec Marine Services, Ltd.				Cyprus
Subtec Offshore Support, Ltd.				Cyprus
Subtec National Company, LLC                            United Arab Emirates
GIL Holdings, LLC					Louisiana
Global Production Services, LLC				Louisiana
Global Industries Mexico Holdings, S.
  de R.L. de C.V.					Mexico
Global Vessels Mexico, S. de R.L.de C.V.		Mexico
Global Industries Offshore Services, S.
  de R.L. de C.V.					Mexico
Global Industries Services, S. de R.L.
  de C.V.						Mexico
Global Offshore Mexico,S. de R.L. de C.V.		Mexico
Global Offshore (Malaysia) Sdn. Bhd.			Malaysia
Global Industries Offshore(Thailand), Ltd.		Thailand
Global Offshore International, LLC			Louisiana
Global Industries Offshore Labuan, Ltd.			Lubuan